                                  Exhibit 11.1

              Statement Regarding Computation of Per Share Earnings
               (In millions, except share and per share amounts )


                                                                    Year Ended December 31,
                                                              ----------------------------------
                                                                 1997        1996        1995
                                                              ----------  ----------  ----------
Net income ..............................................     $   147.6   $   132.5   $   107.5

Weighted average number of common shares
outstanding during each year - basic* ...................          75.3        85.1        92.5

Weighted average number of common shares
and common stock equivalents outstanding during
each year -  diluted * ..................................          79.3        87.8        93.9
                                                              ----------  ----------  ----------

Basic earnings per  share * .............................     $     1.96  $     1.56  $     1.16
                                                              ----------  ----------  ----------
                                                              ----------  ----------  ----------
Diluted earnings per share * ............................     $     1.86  $     1.51  $     1.14
                                                              ----------  ----------  ----------
                                                              ----------  ----------  ----------

* Share and per share data have been restated to reflect the impact of a 2-for-1 split of the Company's stock on March 4, 1998.